Exhibit 10.3

Execution Version

AMENDMENT NO. 1 TO WARRANT

This AMENDMENT NO. 1 TO WARRANT (this “Amendment”), is entered into and shall be effective as of May 8, 2013 (the “Effective Date”), by and between BG Medicine, Inc. (the “Issuer”) and Comerica Bank (“Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in that certain Warrant by the Issuer in favor of the Holder, dated as of February 10, 2012 (the “Warrant”).

W I T N E S S E T H:

WHEREAS, the Warrant was issued by the Issuer to the Holder in connection with that certain Loan and Security Agreement, dated as of February 10, 2012, among the Issuer, General Electric Capital Corporation, in its capacity as Agent (the “Agent”), and the Lenders party thereto from time to time; and

WHEREAS, Issuer, Agent and Lenders have entered into a First Amendment to Loan and Security Agreement, dated as of the date hereof, pursuant to which the parties thereto have agreed to, inter alia, amend the exercise price per share of the Warrant.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment. Section 1 of the Warrant is amended by deleting the final sentence thereof and replacing the same with the following:

The “Warrant Price” shall be $1.70 per share, subject to adjustment as provided in Section 7 below.

2. No Other Changes. Except as expressly described in this Amendment, the Warrant and its terms remain in full force and effect, and the parties hereto ratify, confirm and approve those terms, as amended by this Amendment.

3. Counterparts. The parties may execute this Amendment in counterparts. Each counterpart is an original, and together the counterparts constitute one agreement. The parties may exchange signature pages by facsimile or .pdf scanned e-mails. The parties may append signature pages to any counterpart.

4. Authority. By executing this Amendment, the Issuer represents and warrants that it is duly authorized to execute, and that no other authorization is required for, its execution of this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 to the Warrant as of the Effective Date.

BG MEDICINE, INC., as Issuer

By:	/s/ Charles Abdalian
Name:	Charles Abdalian
Title:	EVP & CFO

[Signature Page to Amendment to Warrant (BG Medicine)]

COMERICA BANK

By:	/s/ Jeff Chapman
Name:	Jeff Chapman
Title:	Senior Vice President

[Signature Page to Amendment to Warrant (BG Medicine)]